Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael Walsh

Senior Vice President, Finance

(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

THIRD QUARTER 2009 RESULTS

Reports diluted FFO per share of $1.13	Reports diluted EPS of $0.47

BOSTON, MA, October 27, 2009 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the third quarter ended September 30, 2009.

Funds from Operations (FFO) for the quarter ended September 30, 2009 were $158.5 million, or $1.14 per share basic and $1.13 per share diluted. This compares to FFO for the quarter ended September 30, 2008 of $132.5 million, or $1.11 per share basic and $1.09 per share diluted. FFO for the quarters ended September 30, 2009 and 2008 includes additional non-cash interest expense of $0.06 and $0.04 per share on a diluted basis, respectively, related to the Company’s adoption of Accounting Standards Codification 470-20 “Debt with Conversion and Other Options” (formerly known as FSP No. APB 14-1). FFO for the quarter ended September 30, 2008 also includes non-cash charges of (1) $0.15 per share on a diluted basis related to the establishment of reserves for the accrued straight-line rent balances associated with the Company’s leases with Lehman Brothers Inc. and the law firm of Heller Ehrman LLP and (2) $0.04 per share on a diluted basis related to the partial ineffectiveness of the Company’s interest rate hedging contracts. The weighted average number of basic and diluted shares outstanding totaled 138,641,262 and 140,685,570, respectively, for the quarter ended September 30, 2009 and 119,832,474 and 122,830,104, respectively, for the quarter ended September 30, 2008.

Net income available to common shareholders was $65.8 million for the quarter ended September 30, 2009, compared to $43.1 million for the quarter ended September 30, 2008. Net income available to common shareholders per share (EPS) for the quarter ended September 30, 2009 was $0.47 basic and $0.47 on a diluted basis. This compares to EPS for the third quarter of 2008 of $0.36 basic and $0.35 on a diluted basis. EPS includes $0.01 and $0.01, on a diluted basis, related to gains on sales of real estate for the quarters ended September 30, 2009 and 2008, respectively.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended September 30, 2009. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of September 30, 2009, the Company’s portfolio consisted of 146 properties comprising approximately 49.6 million square feet, including six properties under construction totaling 2.1 million square feet and one hotel. The overall percentage of leased space for the 139 properties in service as of September 30, 2009 was 92.1%.

Significant events during the third quarter included:

•

On July 30, 2009, the Company obtained mortgage financing totaling $50.0 million collateralized by its Reservoir Place property located in Waltham, Massachusetts. The mortgage financing initially bears interest at a variable rate equal to LIBOR plus 3.85% per annum and matures on July 30, 2014.

•	On August 1, 2009, the Company placed in-service Democracy Tower, an approximately 235,000 net rentable square foot Class A office property located in Reston, Virginia. The property is 100% leased.

•

On August 3, 2009, the Company used available cash to repay the mortgage loans collateralized by its 1301 New York Avenue property located in Washington, DC aggregating approximately $20.5 million. The mortgage loans bore interest at a weighted-average fixed rate of 6.91% per annum and were scheduled to mature on August 15, 2009. There were no prepayment penalties.

Transactions completed subsequent to September 30, 2009:

•

On October 9, 2009, the Company’s Operating Partnership completed a public offering of $700.0 million in aggregate principal amount of its 5.875% senior notes due 2019. The notes were priced at 99.931% of the principal amount to yield 5.884% to maturity. The aggregate net proceeds to the Operating Partnership, after deducting underwriter discounts and offering expenses, were approximately $693.7 million. The notes mature on October 15, 2019, unless earlier redeemed.

•

On October 9, 2009, the Company placed in-service 701 Carnegie Center, an approximately 120,000 net rentable square foot Class A office property located in Princeton, New Jersey. The property is 100% leased.

EPS and FFO per Share Guidance:

The Company’s guidance for the fourth quarter 2009 and full year 2010 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.

	Fourth Quarter 2009			Full Year 2010
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.40	-	$0.42	$1.26	-	$1.46
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.65	-	0.65	2.75	-	2.75
Less:
Projected Company Share of Gains on Sales of Real Estate	0.01	-	0.01	0.01	-	0.01

Projected FFO per Share (diluted)	$1.04	-	$1.06	$4.00	-	$4.20

Except as described below, the foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and previously disclosed. The guidance above includes the additional non-cash interest expense resulting from the change in accounting for convertible debt instruments. In addition, the estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call on Wednesday, October 28, 2009 at 10:00 AM Eastern Time, open to the general public, to discuss the third quarter 2009 results, the fourth quarter 2009 and fiscal 2010 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 34803191. A replay of the conference call will be available through November 11, 2009, by dialing (800) 642-1687 (Domestic) or (706) 645-9291 (International) and entering the passcode 34803191. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ third quarter 2009 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and one hotel. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, D.C., San Francisco and Princeton, N.J.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the fourth quarter 2009 and full fiscal year 2010, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	(in thousands, except for per share amounts) (unaudited)
Revenue
Rental:
Base rent	$291,602	$266,205	$889,983	$828,671
Recoveries from tenants	51,901	55,968	154,130	154,700
Parking and other	15,883	16,624	51,240	50,442

Total rental revenue	359,386	338,797	1,095,353	1,033,813
Hotel revenue	6,650	8,482	20,108	24,714
Development and management services	9,754	9,557	26,601	21,494
Interest and other	1,513	1,152	2,275	18,079

Total revenue	377,303	357,988	1,144,337	1,098,100

Expenses
Operating:
Rental	129,020	127,715	377,611	364,551
Hotel	5,418	6,318	16,249	18,664
General and administrative	19,989	18,758	55,941	55,813
Interest	77,090	74,662	234,653	216,460
Depreciation and amortization	78,181	75,321	242,556	224,381
Loss from suspension of development	-	-	27,766	-
Net derivative losses (gains)	-	6,318	-	9,849
Losses from early extinguishments of debt	16	-	510	-
Losses (gains) from investments in securities	(1,317)	940	(1,924)	1,973

Total expenses	308,397	310,032	953,362	891,691

Income before income (loss) from unconsolidated joint ventures, gains on sales of real estate and net income attributable to noncontrolling interests	68,906	47,956	190,975	206,409
Income (loss) from unconsolidated joint ventures	6,350	2,644	11,096	5,541
Gains on sales of real estate	2,394	1,753	9,682	31,394

Net income	77,650	52,353	211,753	243,344
Net income attributable to noncontrolling interests:
Noncontrolling interests in property partnerships	(1,114)	(525)	(2,315)	(1,570)
Noncontrolling interest - common units of the Operating Partnership	(9,662)	(7,440)	(27,776)	(31,042)
Noncontrolling interest in gains on sales of real estate - common units of the Operating Partnership	(307)	(256)	(1,324)	(4,571)
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(772)	(1,053)	(2,734)	(3,151)

Net income attributable to Boston Properties, Inc.	$65,795	$43,079	$177,604	$203,010

Basic earnings per common share attributable to Boston Properties, Inc.:
Net income	$0.47	$0.36	$1.38	$1.70

Weighted average number of common shares outstanding	138,641	119,832	128,452	119,708

Diluted earnings per common share attributable to Boston Properties, Inc.:
Net income	$0.47	$0.35	$1.38	$1.67

Weighted average number of common and common equivalent shares outstanding	139,225	121,369	128,835	121,236

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2009	December 31, 2008
	(in thousands, except for share amounts) (unaudited)
ASSETS

Real estate	$9,768,619	$9,560,924
Construction in progress	976,758	835,983
Land held for future development	241,617	228,300
Less: accumulated depreciation	(1,966,780)	(1,768,785)

Total real estate	9,020,214	8,856,422

Cash and cash equivalents	782,106	241,510
Cash held in escrows	20,681	21,970
Investments in securities	10,436	11,590
Tenant and other receivables, net of allowance for doubtful accounts of $4,170 and $4,006, respectively	71,845	68,743
Related party note receivable	270,000	270,000
Accrued rental income, net of allowance of $2,797 and $15,440, respectively	353,709	316,711
Deferred charges, net	288,642	325,369
Prepaid expenses and other assets	41,977	22,401
Investments in unconsolidated joint ventures	772,167	782,760

Total assets	$11,631,777	$10,917,476

LIABILITIES AND EQUITY

Liabilities:
Mortgage notes payable	$2,643,497	$2,660,642
Unsecured senior notes, net of discount	1,472,740	1,472,375
Unsecured exchangeable senior notes, net of discount	1,892,753	1,859,867
Unsecured line of credit	-	100,000
Accounts payable and accrued expenses	229,177	171,791
Dividends and distributions payable	80,463	97,162
Accrued interest payable	49,536	67,132
Other liabilities	131,193	173,750

Total liabilities	6,499,359	6,602,719

Commitments and contingencies	-	-

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	55,652	55,652

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	-	-
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.01 par value, 250,000,000 shares authorized, 138,781,274 and 121,259,555 shares issued and 138,702,374 and 121,180,655 shares outstanding in 2009 and 2008, respectively	1,387	1,212
Additional paid-in capital	4,362,874	3,559,841
Earnings in excess of dividends	111,463	154,953
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(22,411)	(24,291)

Total stockholders’ equity attributable to Boston Properties, Inc.	4,450,591	3,688,993

Noncontrolling interests:
Common units of the Operating Partnership	620,460	563,212
Property partnerships	5,715	6,900

Total equity	5,076,766	4,259,105

Total liabilities and equity	$11,631,777	$10,917,476

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	(in thousands, except for per share amounts) (unaudited)
Net income attributable to Boston Properties, Inc.	$65,795	$43,079	$177,604	$203,010

Add:
Noncontrolling interest - redeemable preferred units of the Operating Partnership	772	1,053	2,734	3,151
Noncontrolling interest in gains on sales of real estate - common units of the Operating Partnership	307	256	1,324	4,571
Noncontrolling interest - common units of the Operating Partnership	9,662	7,440	27,776	31,042
Noncontrolling interests in property partnerships	1,114	525	2,315	1,570
Less:
Gains on sales of real estate	2,394	1,753	9,682	31,394
Income (loss) from unconsolidated joint ventures	6,350	2,644	11,096	5,541

Income before income (loss) from unconsolidated joint ventures, gains on sales of real estate and net income attributable to noncontrolling interests	68,906	47,956	190,975	206,409

Add:
Real estate depreciation and amortization (2)	108,975	106,475	337,565	266,932
Income (loss) from unconsolidated joint ventures	6,350	2,644	11,096	5,541

Less:
Noncontrolling interests in property partnerships’ share of funds from operations	1,731	1,013	3,990	3,052
Noncontrolling interest - redeemable preferred units of the Operating Partnership	772	931	2,734	2,785

Funds from operations (FFO) attributable to the Operating Partnership	181,728	155,131	532,912	473,045

Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	23,278	22,614	72,863	68,887

Funds from operations attributable to Boston Properties, Inc.	$158,450	$132,517	$460,049	$404,158

Our percentage share of funds from operations - basic	87.19%	85.42%	86.33%	85.44%

Weighted average shares outstanding - basic	138,641	119,832	128,452	119,708

FFO per share basic	$1.14	$1.11	$3.58	$3.38

Weighted average shares outstanding - diluted	140,686	122,830	130,295	122,697

FFO per share diluted	$1.13	$1.09	$3.56	$3.33

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $78,181, $75,321, $242,556 and $224,381, our share of unconsolidated joint venture real estate depreciation and amortization of $31,262, $31,669, $96,436 and $43,904, less corporate-related depreciation and amortization of $468, $515, $1,427 and $1,353 for the three months and nine months ended September 30, 2009 and 2008, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	September 30, 2009	December 31, 2008
Greater Boston	90.8%	92.9%
Greater Washington, D.C.	95.2%	96.1%
Midtown Manhattan	93.7%	98.4%
Princeton/East Brunswick, NJ	81.3%	83.8%
Greater San Francisco	90.7%	92.8%

Total Portfolio	92.1%	94.5%

	% Leased by Type
	September 30, 2009	December 31, 2008
Class A Office Portfolio	92.6%	95.2%
Office/Technical Portfolio	81.9%	81.9%

Total Portfolio	92.1%	94.5%